Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

KMG CHEMICALS, INC.

ARTICLE I

OFFICES

Section 1.1                                    REGISTERED OFFICE. The registered office of KMG Chemicals, Inc. (the “Corporation”) required by the Texas Business Organizations Code, as amended from time to time (the “TBOC”), shall be established and maintained at the office of C T Corporation System, 1999 Bryan St. Suite 900, Dallas, Texas 75201, and said C T Corporation System shall be the registered agent of the Corporation in charge thereof.

Section 1.2                                    OTHER OFFICES.  The Corporation may have other offices, either within or without the State of Texas, at such place or places as the Board of Directors may from time to time select or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1                                    ANNUAL MEETINGS.  Annual meetings of shareholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Texas, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. At each annual meeting, the shareholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

Section 2.2                                    SPECIAL MEETINGS.  Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Formation of the Corporation, as amended from time to time (the “Certificate”), may be called by the President and Chief Executive Officer or the Secretary, or by resolution of the Board of Directors.

Section 2.3                                    VOTING.  Except as otherwise provided by the TBOC and the Certificate, each shareholder shall be entitled at each meeting of shareholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his or her name on the share transfer records of the Corporation. When a quorum is present at any meeting of shareholders (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) and except as otherwise provided in the TBOC or the Certificate, (a) with respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the act of shareholders shall be the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at which a quorum is present and (b) with respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter rather than the affirmative vote of a specified portion of shares as otherwise required by the TBOC.

At each election for directors, each shareholder entitled to vote at such election shall, unless otherwise provided by the Certificate or by the TBOC, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless otherwise provided by the Certificate, no shareholder shall have the right or be permitted to cumulate his or her votes on any basis.

A complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is entitled to be present at such meeting.

Section 2.4                                    QUORUM.  A quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy, unless otherwise provided by the Certificate.  Unless otherwise provided in the Certificate or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.  Unless otherwise provided in the Certificate or these Bylaws, any officer entitled to preside at or act as secretary of the meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as maybe determined by such officer.

Section 2.5                                    NOTICE OF MEETINGS.  Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each shareholder entitled to vote thereat, at his or her address as it appears on the records of the Corporation, not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the shareholders entitled to vote thereat.

Section 2.6                                    ACTION WITHOUT MEETING.  Unless otherwise provided by the Certificate, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE III DIRECTORS

Section 3.1                                    NUMBER AND TERM.  The business and affairs of the Corporation shall be managed under the direction of a Board of Directors which shall consist of not less than one person. Subject to any limitation specified in the TBOC or in the Certificate, the exact number of directors shall initially be three and may thereafter be fixed from time to time by the Board of Directors. Directors shall be elected at the annual meeting of shareholders (except as provided in Sections 3.2 and 3.4) by the holders of shares entitled to vote in the election of directors and each director shall be elected to serve until his or her successor shall have been elected and qualified, or until his or her death, resignation or removal in the manner hereinafter provided. Directors need not be residents of the State of Texas or shareholders of the Corporation.

Section 3.2                                    RESIGNATIONS.  Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President and Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

Section 3.3                                    VACANCIES.  If the office of any director becomes vacant, the remaining directors in the office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen. If the office of any director becomes vacant and there are no remaining directors, the shareholders, by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation, at a special meeting called for such purpose, may appoint any qualified person to fill such vacancy.

Section 3.4                                    REMOVAL.  Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors, at an annual meeting or a special meeting called for the purpose, and the vacancy thus created may be filled, at such meeting, by the affirmative vote of holders of shares constituting a majority of the voting power of the Corporation. In case any vacancy so created shall not be filled by the shareholders at such meeting, such vacancy may be filled by the Board of Directors as provided in Section 3.3.

Section 3.5                                    COMMITTEES.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.6                                    MEETINGS.  The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the shareholders; or the time and place of such meeting may be fixed by consent of all the Directors.

Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors may be called by the President and Chief Executive Officer or by the Secretary upon the written request of any director, on at least one day’s notice to each director (except that notice to any director may be waived in writing by such director) and shall be held at such place or places as may be determined by the Board of Directors, or as shall be stated in the call of the meeting.

Unless otherwise restricted by the Certificate or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.7                                    QUORUM.  A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number is required by law, the Certificate or these Bylaws.

Section 3.8                                    COMPENSATION.  Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

Section 3.9                                    ACTION WITHOUT MEETING.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV

OFFICERS

Section 4.1                                    OFFICERS.  The officers of the Corporation shall be a President and Chief Executive Officer, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are duly elected and qualified. In addition, the Board of Directors may elect such Assistant

Secretaries and Assistant Treasurers as they may deem proper. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

Section 4.2                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER.  The President and Chief Executive Officer shall be the chief executive officer of the Corporation.  He or she shall preside at all meetings of the Board of Directors and shall have and perform such other duties as may be assigned to him or her by the Board of Directors.  The President and Chief Executive Officer shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and to cause the seal of the Corporation to be affixed to any instrument requiring it, and when so affixed the seal shall be attested to by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Section 4.4                                    VICE PRESIDENTS.  Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

Section 4.5                                    TREASURER.  The Treasurer shall be the Chief Financial Officer of the Corporation. He or she shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President and Chief Executive Officer, taking proper vouchers for such disbursements. He or she shall render to the President and Chief Executive Officer and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

Section 4.6                                    SECRETARY.  The Secretary shall give, or cause to be given, notice of all meetings of shareholders and of the Board of Directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President and Chief Executive Officer or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the shareholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President and Chief Executive Officer. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President and Chief Executive Officer, and attest to the same.

Section 4.7                                    ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.

ARTICLE V

MISCELLANEOUS

Section 5.1 CERTIFICATES OF STOCK.  A certificate of stock shall be issued to each shareholder certifying the number of shares owned by such shareholder in the Corporation. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.

Section 5.2                                    LOST CERTIFICATES.  A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

Section 5.3                                    TRANSFER OF SHARES.  The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

Section 5.4                                    SHAREHOLDERS RECORD DATE.  In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of shareholders entitled to vote at any meeting of shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of shareholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of

Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5.5                                    DIVIDENDS.  Subject to the provisions of the Certificate, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon stock of the Corporation as and when they deem appropriate. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation.

Section 5.6                                    SEAL.  The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise imprinted upon the subject document or paper.

Section 5.7                                    FISCAL YEAR.  The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 5.8                                    CHECKS.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5.9                                    NOTICE AND WAIVER OF NOTICE.  Whenever any notice is required to be given under these Bylaws, personal notice is not required unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate or of these Bylaws, a waiver thereof, in writing and signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice.

ARTICLE VI

AMENDMENTS

These Bylaws may be altered, amended or repealed at any annual meeting of the shareholders (or at any special meeting thereof if notice of such proposed alteration, amendment or repeal to be considered is contained in the notice of such special meeting) by the affirmative vote of the holders of shares constituting a majority of the voting power of the Corporation.

Except as otherwise provided in the Certificate, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present alter, amend or repeal these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation and conduct of the affairs of the Corporation.

ARTICLE VII
INDEMNIFICATION

To the fullest extent permitted by the TBOC, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether brought by a third party or by or in the right of the Corporation, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of, or in a similar capacity with respect to, any subsidiary or joint venture of the Corporation or other entity or enterprise, or as a fiduciary, trustee or administrator or in any similar capacity with respect to any employee benefit plan or other plan or program sponsored by the Corporation or any subsidiary of the Corporation, against expenses (including attorneys’ fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.  Excise taxes assessed on any such person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses, and action by any such person with respect to an employee benefit plan which he or she reasonably believes to be in the interests of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

Expenses (including attorneys’ fees) actually and reasonably incurred by any such person in defending any such threatened, pending or completed action, suit or proceeding shall be paid on behalf of such person by the Corporation in advance of the final disposition of such action, suit, or proceeding and within 30 days of receipt by the Secretary of the Corporation of (1) an application from such person setting forth the basis for such advancement, and (2) an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII.

A plea of guilty to a felony charge arising out of misconduct committed by such person in his or her capacity (a) as a director or officer of the Corporation, (b) as a director or officer of, or in a similar capacity with respect to, any subsidiary or joint venture of the Corporation or other entity or enterprise referred to in the preceding paragraph of this Article, or (c) as a fiduciary, trustee or administrator or in a similar capacity with respect to any employee benefit plan or other plan or program sponsored by the Corporation or any subsidiary of the Corporation shall, for purposes of the mandatory advancement of expenses provided in the preceding sentence, constitute a final disposition of such action or proceeding.  The financial ability of any person to make a repayment contemplated by this provision shall not be a prerequisite to the making of an advance.

Such indemnity and right to advancement of expenses shall inure to the benefit of the heirs, executors and administrators of any person so indemnified pursuant to this Article.  The right to indemnification and to advancement of expenses under this Article VII shall be a contract right.  Such indemnification and advancement of expenses shall be in addition to any other rights to which those persons seeking indemnification and advancement of expenses may be entitled under any law, agreement, vote of shareholders, or otherwise.

Any repeal or amendment of this Article VII by the Board of Directors or shareholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of any person existing at the time of such repeal or amendment.  In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the TBOC or any other applicable law and all amendments to such laws as hereafter enacted from time to time.